Exhibit 10.9

Software Assignment Agreement

THIS SOFTWARE ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of this 1 day of August, 2012 (the “Effective Date”) by and between BimSym eBusiness Solutions, Inc. (“BIMSYM”), a corporation registered under the laws of the State of Pennsylvania with its primary offices located at 3466 Progress Dr. Suite # 115, Bensalem, PA 19020 and Health Plan Intermediaries, LLC, d/b/a Health Insurance Innovations (“HIIQUOTE”), a limited liability company organized under the laws of the State of Florida, with its primary offices located at 15438 N Florida Ave, Suite 200, Tampa, FL 33613.  BIMSYM and HIIQUOTE may be referred to within this Agreement each individually as a “Party” or collectively as the “Parties.”

WHEREAS, BIMSYM has developed the ARIES System (as defined below) on behalf of HIIQUOTE, and the Parties desire to confirm HIIQUOTE’s exclusive ownership of all right, title and interest in and to the ARIES System.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions

1.1
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

1.2
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, directive, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ, stipulation, determination, award or other similar requirement enacted, adopted, promulgated, applied or entered by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

1.3
“ARIES System” means (a) the scalable and custom tailored web-based insurance agency management software solution developed by BIMSYM on behalf of HIIQUOTE (including in source code and object code form) and all modifications, additions, modules, corrections (including error corrections and bug fixes), upgrades, updates, improvements, enhancements, new releases, and new versions thereto and all derivative works based thereon; (b) any other software (including in source code and object code form) constituting a part of the system referred to by the Parties as the Automated Real-Time Integrated E-System (A.R.I.E.S.); (c) all manuals, documentation and other materials relating to any of the foregoing; and (d) all Intellectual Property Rights embodied in any of the foregoing, in the case of clauses (a), (b), (c) and (d), as and when created, including on, prior to, or after the date hereof.

1.4	“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

1.5
“Governmental Authority” means any transnational, domestic or foreign federal, provincial, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

1.6
“Intellectual Property Rights” means copyrights (including rights in software), patents, trademarks, trade names, service marks, business names (including internet domain names), design rights, database rights, rights in undisclosed or confidential information (such as know-how, proprietary ideas, trade secrets, techniques, methods, specifications, inventions (whether patentable or not) and the like) and all other intellectual property or similar proprietary rights of whatever nature (whether registered or not and including applications to register or rights to apply for registration) which may now or in the future subsist anywhere in the world.

1.7	“MSA” means that certain Master Services Agreement by and between the Parties dated as of the date hereof.

1.8	“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

1.9	“Representatives” of a Party means the officers, directors, employees, agents and subcontractors (and their employees) of such Party.

1.10
Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.  All amounts due hereunder shall be payable in funds denominated in U.S. dollars.

2.	Ownership of the ARIES System

2.1
Ownership. BIMSYM acknowledges and agrees that HIIQUOTE shall have exclusive title and ownership rights, including all Intellectual Property Rights, throughout the world in and to the ARIES System.  To the extent that exclusive title and/or ownership rights in the ARIES System may not originally vest in HIIQUOTE as contemplated herein, BIMSYM hereby irrevocably assigns all right, title and interest, including all Intellectual Property Rights and ownership rights, it may now or hereafter possess in the ARIES System to HIIQUOTE, and BIMSYM shall cause its Representatives and Affiliates to irrevocably assign to BIMSYM all such rights in the ARIES System so that BIMSYM can assign such rights in the ARIES System to HIIQUOTE as set forth herein.  Without limiting the foregoing, BIMSYM agrees, and will cause its Representatives and Affiliates to agree, that with respect to any aspect of the ARIES System that may qualify as a Work Made for Hire as defined in 17 U.S.C. § 101, such aspect of the ARIES System is and shall be deemed a Work Made for Hire and HIIQUOTE will have the sole right to the copyright thereto (or, in the event that any such aspect of the ARIES System does not qualify as a Work Made for Hire, the copyright and all other rights thereto shall be assigned as set forth above).

2.2
Further Assurances.  BIMSYM shall, and shall cause its Representatives and Affiliates to, execute all documents and take all actions that may be necessary to confirm, perfect, record or register HIIQUOTE’s right, title and interest in and to the ARIES System throughout the world.

2.3	Delivery. The Parties acknowledge and agree that the ARIES System shall be delivered pursuant to the terms and conditions of Article 3 of the MSA.

3.	Intellectual Property Enforcement

3.1
For the avoidance of doubt, HIIQUOTE has the sole right to initiate proceedings or otherwise take action with respect to any use of the ARIES System that violates HIIQUOTE’s rights to the ARIES System, and BIMSYM shall cooperate with HIIQUOTE in order to enable HIIQUOTE to take such action itself, including lending its name to such proceedings and providing reasonable assistance; provided that HIIQUOTE shall reimburse BIMSYM for all reasonable costs and expenses incurred by BIMSYM in bringing such proceedings and/or taking such actions.

4.	Fee

4.1
As consideration for the development of the ARIES System, HIIQUOTE shall make a one-time payment of Forty-Five Thousand U.S. Dollars ($45,000) to BIMSYM within five (5) Business Days after the Effective Date.  No other fees or payments are payable by HIIQUOTE in respect of this Agreement.  For the avoidance of doubt, BIMSYM will be solely responsible for and HIIQUOTE will not owe any applicable sales or use tax. All fees or payments stated herein are deemed inclusive of all forms and types of taxes in any and all jurisdictions. In no event shall HIIQUOTE owe any taxes attributable to BIMSYM’s income.

5.	Representations and Warranties

5.1
Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under its jurisdiction of organization and has the right to enter into this Agreement; and (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of such Party and have been duly authorized by all necessary corporate action on the part of such Party, and constitute a valid and binding agreement of such Party.

5.2	BIMSYM’s Representations and Warranties. BIMSYM represents, warrants and covenants to HIIQUOTE that:

5.2.1	there is no pending litigation against BIMSYM which could materially impact its ability to perform its obligations under this Agreement;

5.2.2	the ARIES System is free from material defects that could cause such ARIES System to malfunction or fail to perform substantially in conformance with the associated documentation (and any other specifications agreed to by the Parties, including prior to the Effective Date);

5.2.3
the ARIES System does not contain any “viruses” or “worms”, “time bombs,” “time locks,” or “drop dead” devices, “lockups,” “traps,” “access codes,” or “trap door” devices, or any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause the ARIES System to cease functioning in conformance with the associated documentation (or any specifications agreed to by the Parties, including prior to the Effective Date) or to damage or corrupt any data, storage media, programs, equipment or communications, or otherwise interfere with the operations of any Person;

5.2.4	it has all rights, titles, licenses, Intellectual Property Rights, permissions and approvals necessary in connection with its performance under this Agreement;

5.2.5
neither the ARIES System nor the provision or utilization of the ARIES System infringes, misappropriates, or otherwise violates or interferes with any Intellectual Property Rights or contractual rights of any Person, including those rights under copyright, trademark, trade secret or patent law;

5.2.6
the ARIES System does not contain any open source code such that any use of the ARIES System by HIIQUOTE would (a) require any source code contained in the ARIES System to be disclosed or distributed in source code form or made available to third parties at no charge or (b) otherwise result in an adverse effect on HIIQUOTE;

5.2.7	as of the creation of the ARIES System, HIIQUOTE will own all right, title and interest in and to the ARIES System, including all Intellectual Property Rights therein; and

5.2.8	no Person other than HIIQUOTE possesses any current or contingent rights to any source code that is part of the ARIES System.

6.	Miscellaneous

6.1
Notices.  All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to HIIQUOTE, to:

Health Insurance Innovations
Attn: Mike Kosloske
218 East Bearss Ave., Ste. 325
Tampa, FL 33613
Facsimile: 877-376-5832
e-mail: mkosloske@hiiquote.com

if to BIMSYM, to:

BIMSYM eBusiness Solutions, Inc:
Att: Rajesh Patel
3466 Progress Dr. Suite # 115
Bensalem, PA 19020
Facsimile: 215-639-2829
e-mail: patelrn@bimsym.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Party.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

6.2
Confidentiality. The ARIES System and the terms and conditions of this Agreement shall be deemed to constitute Confidential Information (as defined in the MSA) and the terms and conditions of Article 10 of the MSA shall apply with respect to the ARIES System and the terms and conditions of this Agreement mutatis mutandis.

6.3
Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6.4
Entire Agreement; No Third Party Beneficiaries.  This Agreement and the MSA constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, whether written or oral, with respect to the subject matter hereof and thereof.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

6.5	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.6
Governing Law and Jurisdiction.  This Agreement shall be deemed to be made and performed in, and shall be governed by and construed in accordance with the laws of the state of Florida of the United States of America without regard to conflicts of laws.  Any dispute or claim, concerning, arising from, or in connection with this Agreement shall be brought in the state and federal courts located in the Hillsborough County, Florida to the exclusion of all other courts.  Each of the Parties irrevocably consents to the jurisdiction and venue of the foregoing court(s).  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.1 shall be deemed effective service of process on such Party.

6.7	WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

6.8
Relationship of the Parties.  The Parties are independent contractors and nothing in this Agreement shall be construed as establishing any relationship of a partnership, joint venture, joint employer, franchise, or agency between the Parties.  Each Party shall bear its respective costs related to this Agreement, including the fees and expenses of its advisors and counsel.  This Agreement shall be construed without regard to the identity of the Person who drafted the various provisions hereof.  Each and every provision of this Agreement shall be construed as though the Parties participated equally in the drafting of the same.  Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

6.9
Specific Performance.  The Parties acknowledge that money damages are not an adequate remedy for any violation of this Agreement and that either Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of this Agreement in addition to any other remedy to which such other Party is entitled at law or in equity in accordance with the terms and conditions set forth in this Agreement.  The Parties further acknowledge and agree that no Party shall be required to post any bond, guaranty or other surety in order to obtain any such injunction or specific performance.

6.10
Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.11
Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Health Plan Intermediaries, LLC		BIMSYM EBUSINESS SOLUTIONS, INC.

By:	/s/ Mike Kosloske	By:	/s/ Rajesh Patel
Printed Name: Mike Kosloske Title: President Health Plan Intermediaries, LLC		Printed Name: Rajesh Patel Title: Vice President, Development BimSym eBusiness Solutions, Inc.

[Signature page to Software Assignment Agreement]